Dryden Short-Term Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


February 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Short-Term Corporate Bond Fund
File No. 811-05594


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for the above named Fund for the period ended December 31, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 20th day of February
2008.


Dryden Short-Term Bond Fund, Inc.



Witness:  /s/ Louanna P. Lanier				By:  /s/ Jonathan D. Shain
          Louanna P. Lanier					Jonathan D. Shain
       							Assistant Secretary